CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent,
Custodian, Counsel and Independent Auditors" and to the use of our reports dated November 8, 1996 for Premier Aggressive Growth Fund and November 5, 1996 for Premier Growth and Income Fund included in this Registration
Statement (Form N-1A No. 2-30806) of Premier Equity Funds, Inc.



                                       ERNST & YOUNG LLP


New York, New York
January 22, 1997